UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2015

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if prechanged since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2015, Amarin Corporation plc (the “Company”) entered into a Securities Subscription Agreement with a group of institutional investors (the “Purchasers”), including both existing and new investors, for the private placement of $52,822,618.50 of restricted American Depositary Shares, each representing one share of Amarin’s Series A Convertible Preference Shares, par value £0.05 per share, in the capital of the Company (“Series A Preference Shares”). The rights, preferences, privileges and restrictions of the Series A Preference Shares are set forth in Exhibit 4.1 attached to this Current Report on Form 8-K (the “Series A Preference Share Terms”).

For each restricted American Depositary Share, the Purchasers have agreed to pay a negotiated price of $0.15 (equating to $1.50 on an as-converted to ordinary share basis), resulting in $52,822,618.50 in aggregate gross proceeds to the Company, before deducting estimated offering expenses of approximately $0.6 million. The closing of the private placement is subject to customary closing conditions.

Each ten (10) Series A Preference Shares may be consolidated and redesignated as one ordinary share, par value £0.50 per share, in the capital of the Company, each ordinary share to be represented by American Depositary Shares (“ADSs”), provided that consolidation will be prohibited if, as a result, the holder of such Series A Preference Shares and its affiliates would beneficially own more than 4.99% of the total number of Amarin ordinary shares or ADSs outstanding following such redesignation (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.9% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. A maximum of 35,215,079 ordinary shares, each represented by one ADS, are issuable upon the consolidation and redesignation of the Series A Preference Shares.

In the event of the Company’s liquidation or a return of capital (other than a conversion, redemption or purchase of shares) (each, a “Liquidation Event”), subject to the preferential rights of the holders of any class or series of shares ranking by their terms senior to any Series A Preference Shares (“Senior Securities”), each holder of Series A Preference Shares shall be entitled to receive, in priority to any distributions of any of the assets or surplus funds of the Company to the holders of the ordinary shares and any class or series of shares ranking by their terms subordinate to any Series A Preference Shares (“Junior Securities”) and pari passu with any distribution to the holders of any class or series of shares ranking by their terms pari passu with the Series A Preference Shares (“Parity Securities”), an amount equal to $.001 per Series A Preference Share, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of ordinary shares or Junior Securities. If, upon any such Liquidation Event, the assets of the Company shall be insufficient, after payment to any Senior Securities, to pay the holders of the Series A Preference Shares the amount required under the preceding sentence, then all remaining assets of the Company shall be distributed pro rata to holders of the Series A Preference Shares and Parity Securities. After payment to the holders of the Series A Preference Shares of the amount described in the foregoing sentence and subject to the preferential rights of the holders of any Senior Securities of the Company, the remaining assets or surplus funds of the Company, if any, available for distribution to shareholders shall be distributed pro rata among the holders of the Series A Preference Shares, any other class or series of shares that participates with the ordinary shares in the distribution of assets upon any Liquidation Event and the ordinary shares, with the holders of the Series A Preference Shares deemed to hold that number of ordinary shares into which such Series A Preference Shares may be redesignated.

Except as otherwise provided in the Series A Preference Share Terms or as required by applicable law, the Series A Preference Shares shall have no voting rights. However, as long as any Series A Preference Shares are outstanding, the Company shall not, without the approval of the holders of seventy-five percent (75%) of the then outstanding Series A Preference Shares, alter or change adversely the powers, preferences or rights attaching to the Series A Preference Shares or enter into any agreement with respect to the foregoing.

Holders of the Series A Preference Shares shall be entitled to receive, and the Company shall pay, dividends (other than dividends in the form of ordinary shares) on the Series A Preference Shares equal (on an as-if-converted-to-ordinary-shares basis) to and in the same form as dividends (other than dividends in the form of ordinary shares) actually paid on ordinary shares when, as and if such dividends (other than dividends in the form of ordinary shares) are paid on the ordinary shares.

The securities offered and to be sold by Amarin in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the restricted American Depositary Shares and the ADSs representing ordinary shares created by the consolidation and redesignation of the Series A Preference Shares (the “Registrable Securities”).

In addition, the Company agreed to use its commercially reasonable best efforts to keep the registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep the Registration Statement free of any material misstatements or omissions, until the earlier of (a) the second anniversary of the target closing date for the private placement or (b) the date on which all Registrable Securities held by Purchasers may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions.

Subject to statutory preemptive rights under applicable law, which have not been satisfied or waived, and subject to customary exceptions, until the third (3rd) anniversary of the closing of the offering, the Company has agreed not to issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering, any ADSs or other equity or convertible debt securities of the Company, without first offering each Major Purchaser the opportunity to subscribe for that portion of the offered securities as the number of ADSs then held (including shares then issuable upon the exercise or conversion of outstanding securities, including without limitation the Series A Preference Shares) by such Major Purchaser bears to the total number of shares of issued and outstanding ADSs of the Company calculated on a fully diluted basis, including (i) the total number of ADSs subject to outstanding awards granted under stock plans of the Company and (ii) the total number of shares that could be issued upon the exercise or conversion of outstanding securities. A Major Purchaser is defined as a Purchaser that, alone or when aggregated with the subscription of any affiliate, subscribed for at least 20% of the Series A Preference Shares issued under the Securities Subscription Agreement and who continues to be the beneficial holder of at least 50% of such securities so subscribed. During this same period, the Company has agreed not to consummate any public offering of securities without the prior written consent of each Major Purchaser provided that such consent shall be deemed to have been granted if (i) the Company or its underwriter, placement agent or financial advisor in good faith attempts to inform such Major Purchaser of such offering on a confidential basis pursuant to a customary “wall crossing” procedure and such Major Purchaser declines to speak with the Company or its underwriter, placement agent or financial advisor regarding the offering or (ii) the Company or its underwriter, placement agent or financial advisor contacts such Major Purchaser following the first public announcement of the public offering and such Major Purchaser is allocated in such offering the lesser of its requested allocation in such public offering or that amount to which it would otherwise be entitled to purchase pursuant to the formula describe above with respect to a private offering.

Copies of each of the form of Series A Preference Share Terms and the Securities Subscription Agreement are attached as Exhibit 4.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing description of the material terms of the Series A Preference Shares and Securities Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The Company expects the private placement to result in aggregate gross proceeds to the Company of $52,822,618.50, before deducting estimated offering expenses payable by the Company of approximately $0.6 million. The closing of the private placement is subject to customary closing conditions.

The restricted American Depositary Shares, each representing one share of Amarin’s Series A Convertible Preference Shares, par value £0.05 per share, in the capital of the Company, were offered and are to be sold in the private placement to select institutional investors and other accredited investors without registration under the Securities Act or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Series A Convertible Preference Shares and the private placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release on March 6, 2015 announcing the pricing of the Private Placement. This press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

* * *

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Series A Preference Share Terms

10.1	Securities Subscription Agreement dated March 5, 2015

99.1	Press Release entitled “Amarin Announces $52.8 Million Private Placement” dated March 6, 2015